UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2009

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 3, 2009, Huntington Bancshares Incorporated ("Huntington"), issued a press release announcing that it has cut 2008 bonuses and other incentive programs for all employees and initiated additional cost-cutting measures that will save $100 million, or $0.18 per share, net of one-time expenses, in 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition on February 3, 2009, The Huntington National Bank, a wholly owned subsidiary of Huntington, completed the issuance and sale of $600,000,000 of Floating Rate Senior Bank Notes due June 1, 2012 (the "Notes"). The Notes are guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") under the FDIC’s Temporary Liquidity Guarantee Program and are backed by the full faith and credit of the United States. The Notes are issued by The Huntington National Bank and are not obligations of, or guaranteed by, Huntington.

In connection with the FDIC’s Temporary Liquidity Guarantee Program, The Huntington National Bank entered into a Master Agreement with the FDIC on December 5, 2008. The Master Agreement contains, among other things, certain terms and conditions that must be included in the governing documents for any senior debt securities issued by The Huntington National Bank that are guaranteed pursuant to the FDIC’s Temporary Liquidity Guarantee Program.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

The following exhibits are filed herewith:

Exhibit No. -- Description
99.1 -- News Release of Huntington Bancshares Incorporated, dated February 3, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

February 4, 2009	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Huntington Bancshares Incorporated dated February 3, 2009